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                                                                     EXHIBIT 4.3

                          NEUROCRINE BIOSCIENCES, INC.

                            2003 INCENTIVE STOCK PLAN

                                   AS AMENDED

1. PURPOSE OF THE PLAN. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the employees of Neurocrine Biosciences, Inc. (the "Company") and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Restricted Stock Awards and Stock Bonus Awards.

2.    DEFINITIONS.

            (a) "Award" shall mean any right granted under the Plan, including an Option, a Restricted Stock Award and a Stock Bonus Award.

            (b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

            (e) "Common Stock" shall mean the common stock of the Company, par value $.001 per share.

            (f)   "Company" shall mean Neurocrine Biosciences, Inc.

            (g) "Consultant" shall mean any natural person who is engaged by the Company or any Parent or Subsidiary to render bona fide consulting services and is compensated for such consulting services, and any Director whether compensated for such services or not.

            (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (i)   "Director" means a member of the Board.

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            (j)   "Employee" shall mean any persons, including officers and
directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (l) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            (m) "Option" shall mean a stock option granted pursuant to the Plan.

            (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (o) "Optionee" shall mean an Employee or Consultant who receives an Option.

            (p)   "Outside Director" means a Director who is not an Employee.

            (q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (r) "Performance Criteria" shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations,
(j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Board.

            (s)   "Plan" shall mean this Incentive Stock Plan.

            (t) "Purchaser" shall mean an Employee or Consultant who exercises a Restricted Stock Award or receives a Stock Bonus Award.

            (u) "Restricted Stock Award" shall mean a right to purchase Common Stock pursuant to Section 11 of the Plan.

            (v) "Section 162(m) Participant" shall mean any key Employee designated by the Board as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

            (w) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (x) "Stock Bonus Award" shall mean the right to receive a bonus of Common Stock for past services pursuant to Section 12 of the Plan.

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            (y)   "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    STOCK SUBJECT TO THE PLAN.

      (a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares under the Plan is three million three hundred thousand (3,300,000) shares of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock. If an Award should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

      (b)   The following limitations shall apply to grants of Awards to
Employees:

                  (i) No Employee shall be granted, in any fiscal year of the Company, Awards pursuant to which more than an aggregate of two hundred and fifty thousand (250,000) Shares are issuable to such Employee.

                  (ii) In connection with his or her initial employment, an Employee may be granted Awards to purchase and/or receive up to an additional two hundred and fifty thousand (250,000) Shares which shall not count against the limit set forth in subsection (i) above.

                  (iii) The foregoing limitations shall be adjusted
            proportionately in connection with any change in the Company's capitalization as described in Section 14.

                  (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the canceled Option shall be counted against the limit set forth in subsection (i) above.

4.    ADMINISTRATION OF THE PLAN.

      (a)   Procedure.

                  (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.

                  (ii) Section 162(m). To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

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                  (iii) Rule 16b-3. To the extent desirable to qualify
            transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy applicable laws.

      (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards or Stock Bonus Awards; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of each Award to be granted, if any, which exercise price shall be determined in accordance with Section 7 of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Awards shall be granted and, subject to the limitations of
Section 3(b) above, the number of shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any provisions (including provisions relating to exercise price) of any Award; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of
Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a fair market value equal to the statutory minimum amount required to be withheld. The fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Award holder to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Purchasers and any other holders of any Awards granted under the Plan.

      (d)   Provisions Applicable to Section 162(m) Participants.

                  (i) The Board, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

                  (ii) Notwithstanding anything in the Plan to the contrary, the Board may grant any Award to a Section 162(m) Participant, including a Restricted Stock Award or Stock Bonus Award the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.

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                  (iii) To the extent necessary to comply with the
            performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Restricted Stock Award or Stock Bonus Award granted under the Plan to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Board shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service,
            (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Restricted Stock Awards and Stock Bonus Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Restricted Stock Awards and Stock Bonus Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Board shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Board shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

                  (iv) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in
            Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

5.    ELIGIBILITY.

      (a) Awards may be granted to Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Award may, if such Employee or Consultant is otherwise eligible, be granted additional Awards. Each Outside Director shall be eligible to be automatically granted Options at the times and in the manner set forth in Section 10.

      (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year

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(under all plans of the Company) exceeds one hundred thousand dollars
($100,000), such Options shall be treated as Nonstatutory Stock Options.

      (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (d) The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause.

6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect until terminated under Section 15 of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the first to occur of (a) the expiration of ten (10) years from the date the Plan is adopted by the Board or (b) the expiration of ten (10) years from the date the Plan is approved by the Company's stockholders under
Section 20.

7.    EXERCISE PRICE AND CONSIDERATION.

      (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the fair market value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the fair market value per Share on the date of grant pursuant to a merger or other corporate transaction.

      (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Restricted Stock Award, as reported in the Wall Street Journal.

      (c) The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Board (and in the case of an Incentive Stock Option, shall be determined at the time of grant) and to the extent permitted under applicable laws may consist entirely of cash, check, promissory note, other Shares of Common Stock which

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(i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

8. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

9.    EXERCISE OF OPTION.

      (a)   Procedure for Exercise; Rights as a Shareholder.

                  (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                  (ii) An Option may not be exercised for a fraction of a Share.

                  (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Upon an Optionee's request, the Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. To the extent an Option designated as an Incentive Stock Option at grant that is treated as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

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         (iv)     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within such period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option not exceeding three (3) months and in the case of Nonstatutory Stock Option not exceeding six (6) months after the date of termination (provided that such period shall be three (3) months in the case of an Option granted to an Outside Director pursuant to Section 10), with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option, exercise the Option to the extent that such Employee or Consultant was entitled to exercise it at the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of such termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.

      (c) Disability of Optionee. Notwithstanding the provisions of Section 8(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of such Employee's or Consultant's total and permanent disability (as defined in Section 22(e)(3) of the Code), such Employee or Consultant may, but only within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or such other period of time not exceeding twelve (12) months as in determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the right to exercise would have accrued had the Optionee continued Continuous Status as an Employee or Consultant for a period of six (6) months following termination of Continuous Status by reason of disability. To the extent that such Employee or Consultant was not entitled to exercise an Option in this period, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.

      (d) Retirement of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Employee Optionee's Continuous Status as an Employee as a result of such Employee's retirement from the Company at age fifty five (55) or greater after having Continuous Status for (5) years or more, all Options held by such Optionee shall vest and such Employee may, but only within three (3) years from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent such Employee was entitled to exercise it at the date of such termination.

      (e)   Death of Optionee. In the event of the death of an Optionee:

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                  (i)   during the term of the Option who is at the time of his
            or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or at such later time as may be determined by the Board but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months (or such other period of time as in determined by the Board) after the date of death; or

                  (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to
            Section 10) (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise that had accrued at the date of termination.

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10.   AUTOMATIC GRANTING OF OPTIONS TO OUTSIDE DIRECTORS.

      (a) First Option Grants. Unless otherwise determined by the Board, each new Outside Director shall be automatically granted an Option to purchase twenty thousand (20,000) Shares (a "First Option") on the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

      (b) Subsequent Option Grants. Unless otherwise determined by the Board, each Outside Director and the Chairman of the Board of Directors shall be automatically granted an annual Option (a "Subsequent Option") to purchase, in the case of an Outside Director, twelve thousand (12,000) Shares, and in the case of the Chairman of the Board of Directors, fifteen thousand (15,000) Shares, each on the date of each annual meeting of the stockholders of the Company, if on such date, he or she shall have served on the Board for at least six (6) months.

      (c) Terms of Options Granted to Outside Directors. Options granted to Outside Directors pursuant to this Section 10 shall have a per Share exercise price of no less than one hundred percent (100%) of the fair market value per Share on the date of grant. Subject to Section 9, the term of each Option granted to an Outside Director pursuant to this Section 10 shall be ten (10) years from the date of grant thereof. First Options and Subsequent Options shall become exercisable in cumulative monthly installments of 1/12 of the Shares subject to such Option on each of the monthly anniversaries of the date of grant of the Option, commencing with the first such monthly anniversary, such that each such Option shall be one hundred percent (100%) vested on the third anniversary of its date of grant.

11.   RESTRICTED STOCK AWARDS.

      (a) Rights to Purchase. After the Board determines that it will offer an Employee or Consultant a Restricted Stock Award, it shall deliver to the offeree a stock purchase agreement setting forth the terms, conditions and restrictions relating to the offer. Such agreement shall further specify the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Board or its Committee made the determination to grant the Restricted Stock Award. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Board.

      (b) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Restricted Stock Award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Restricted Stock Award is granted to the Purchaser in lieu of cash compensation otherwise payable to the Purchaser. In all cases, legal consideration shall be required for each issuance of a Restricted Stock Award.

      (c) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate

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provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

      (d) Repurchase Option. Unless the Board determines otherwise, the stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). Subject to applicable laws, if the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. Subject to Section 4(d) with respect to Restricted Stock Awards granted to
Section 162(m) Participants, the repurchase option shall lapse at such rate as the Board may determine.

      (e) Other Provisions. The stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

12.   STOCK BONUS AWARDS.

      (a) Terms of Award. After the Board determines that it will offer an Employee or Consultant a Stock Bonus Award, it shall deliver to the offeree a stock bonus agreement setting forth the terms, conditions and restrictions relating to the offer and the number of shares to be awarded. The offer shall be accepted by execution of a stock bonus agreement in the form determined by the Board.

      (b) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Stock Bonus Award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Stock Bonus Award is granted to the Purchaser in lieu of cash compensation otherwise payable to the Purchaser.

      (c) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

      (d) Repurchase Option. Unless the Board determines otherwise, the stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). Subject to applicable laws, if the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. Subject to Section 4(d) with respect to Stock Bonus Awards granted to Section 162(m) Participants, the repurchase option shall lapse at such rate as the Board may determine.

      (e) Other Provisions. The stock bonus agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

13. NON-TRANSFERABILITY OF AWARDS. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Board makes an Award transferable, such Award shall contain such additional terms and conditions as the Board deems appropriate.

14.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

      (a) Changes in Capitalization. Subject to any action by the Company required by applicable law or regulations or the requirements of the Nasdaq Stock Market or an established stock exchange on which the Company's securities are traded, and subject to Section 14(d), the number and kind of shares of Common Stock (or other securities or property) covered by each outstanding Award, and the number and kind of shares of Common Stock (or other securities or property) which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock (or other securities or property) covered by each such outstanding Award, shall be adjusted proportionately to the extent the Board determines that any increase, decrease or adjustment in the number or kind of issued shares of Common Stock (or other securities or property), dividend, distribution, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, reorganization, merger, consolidation, split-up, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee or Purchaser at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award shall terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger, sale of all or substantially all of the assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than fifty percent (50%) of the voting securities of the Company ("Change in Control") approved by the majority of the members of the Board on the Board prior to the commencement of such Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, in the event that within one year of the date of the completion of the Change in Control, the successor corporation or a Parent or Subsidiary of the successor corporation terminates the employment of an Optionee without Cause (as defined below), such Optionee shall fully vest in and have the right to exercise the options assumed or substituted for the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. In the event that the successor corporation refuses to assume or substitute for the

Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change of Control, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. For purposes of this paragraph, termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by employee which was performed in bad faith and to the material detriment of the successor corporation or its Parent or Subsidiary; (b) employee willfully and habitually neglects the duties of employment; or (c) employee is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, the successor corporation or its Parent or Subsidiary shall provide written notice to the employee describing the nature of such event and the employee shall thereafter have five (5) business days to cure such event.

      In the event of a Change in Control which is not approved by the majority of the members of the Board on the Board prior to the commencement of a Change in Control, each Optionee shall fully vest in and have the right to exercise all outstanding Options as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable.

      (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C), no adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto.

15. DATE OF GRANTING AWARDS. The date of grant of an Award shall, for all purposes, be the date on which the Board makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

16.   AMENDMENT AND TERMINATION OF THE PLAN.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable laws or regulation, the requirements of the Nasdaq Stock Market or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or the Purchaser, as applicable, and the Board, which agreement must be in writing and signed by the Optionee or the Purchaser, as applicable, and the Company.

17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the Nasdaq Stock Market or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. AWARD AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve. Upon the exercise of a Restricted Stock Award or a Stock Bonus Award, the Purchaser shall sign a stock purchase agreement or stock bonus agreement in such form as the Board shall approve.

20. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable laws and the rules of the Nasdaq Stock Market or any stock exchange upon which the Common Stock is listed.

                          [NEUROCRINE BIOSCIENCES LOGO]

                         FORM OF STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the 2003 Stock Option Plan, (the "Plan") shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

      As part of the Company's Performance Options Policy you have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

      Date of Grant:

      Vesting Commencement Date

      Exercise Price per Share:

      Total Number of Shares Granted:

      Total Exercise Price:

      Type of Option:
                 Incentive Stock Option
                 Nonstatutory Stock Option

      Term/Expiration Date:

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

      One forty-eighth (1/48) of the Shares subject to the Option shall vest each month beginning one month after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be an Employee or Consultant on such dates.

TERMINATION PERIOD:

      This Option may be exercised for ninety (90) days (or such other period of time not exceeding six (6) months, as is determined by the Board) after Optionee's Continuous Status as an Employee or Consultant terminates. Upon the death or Disability of the Optionee, this Option may be exercised for six (6) months after Optionee's Continuous Status as an Employee or Consultant. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II. AGREEMENT

      1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

      If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

      2. Exercise of Option.

            (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the President, the Chief Financial Officer or Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

      3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee;

            (a) cash; or

            (b) check; or

            (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

            (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; [or

            (e) with the Administrator's consent, delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.]

      4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee; only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercising the Option.

                  (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their-aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect (from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                  (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but continues to provide services to the Company, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

            (b) Disposition of Shares.

                  (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes (holding the Shares for more than eighteen (18) months may lower the long-term capital gains rate).

                  (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income

(taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between he Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

            (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of:(i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

      7. Entire Agreement; Governing Law, The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirely all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

      8.

NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).

OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                  NEUROCRINE BIOSCIENCES, INC.

______________________                          ________________________________
Signature                                       For Neurocrine Biosciences, Inc.

______________________                          ________
Date                                            Date

Name:

                                CONSENT OF SPOUSE

      The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

                                                     ________________________
                                                        Spouse of Optionee

                                    EXHIBIT A

                          NEUROCRINE BIOSCIENCES, INC.

                             2003 STOCK OPTION PLAN

                                 EXERCISE NOTICE

Neurocrine Biosciences. Inc.
12790 El Camino Real
San Diego, CA 92130

Attention: Secretary

      1. Exercise of Option. Effective as of today,___________________,20__ , the undersigned ("Purchaser") hereby elects to) purchase ____________shares (the "Shares") of the Common Stock of Neurocrine Biosciences, Inc. (the "Company") under and pursuant to the 2003 Stock Option Plan (the "'Plan") and the Stock Option Agreement dated _______________, 20______(the "Option Agreement"). The purchase price for the Shares shall be $__________, as required by the Option Agreement.

      2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

      3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

      4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Plan.

      5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                      Accepted by:

PURCHASER;                         NEUROCRINE BIOSCIENCES, INC.
______________________             ______________________
Signature                             By
______________________             ______________________
Print Name                            Its

Address:                           Address:

                                      Neurocrine Biosciences, Inc.
                                      12790 El. Camino Real
                                      San Diego, CA 92130
                                      __________________________________
                                      Date Received

                                    EXHIBIT B

                               SECURITY AGREEMENT

      This Security Agreement is made as of_______________________, 20_____between Neurocrine Biosciences, Inc., a Delaware corporation, a ("Pledgee"), and___________________________________________("Pledgor").

                                    Recitals

      Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated______________________ (the "Option"), between Pledgor and Pledgee under Pledgee's 2003 Stock Option Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased_____________________________shares of Pledgee's Common Stock (the "Shares") at a price of $______________________per share, for a total purchase price of $___________________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option

      NOW, THEREFORE, it is agreed as follows:

      1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the California Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number_____________________, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

      The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

      2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

            a. Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

            b. Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

            c. Margin Regulations. In the event that Pledgee's Common Stock is now or later becomes margin listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

      3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

      4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor Pledgee and Pledgeholder shall cooperate and execute such documents as arc reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include, the substituted shares of capital stock of Pledgor as a result thereof.

      5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledge-holder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

      6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

            a. Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

            b. Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

      In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

      7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the Shares held by Pledgeholder here-under upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of Note.

      8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

      9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

      10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

      11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

      12. Invalidity of Particular Provisions, Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

      13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designers, successors, assigns, heirs, executors and administrators.

      14. Governing Law. This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"PLEDGOR"

                                                    ________________________
                                                    Signature

                                                    ________________________
                                                    Print Name

                                    Address:______________________________

                                                    ________________________

"PLEDGEE"                                Neurocrine Biosciences, Inc.,
                                               a Delaware corporation

                                                    ________________________
                                                    Signature

                                                    ________________________
                                                    Print Name

                                                    ________________________
                                                    Title

"PLEDGEHOLDER"

                                                    ________________________
                                                    Secretary of
                                                    Neurocrine Biosciences, Inc.

                                    EXHIBIT C

                                      NOTE

$_______________________                                    SanDiego, California

                                                   _______________-______, 19,_.

      FOR VALUE RECEIVED,____________________________________ promises to pay to
Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), or order, the principal sum of _,____________________($_____________________), together with interest on the unpaid principal hereof from the date hereof at the rate of_______________________________ percent (________%) per annum, compounded semiannually.

      Principal and interest shall be due and payable on_______________________, 20_____. Payment of principal and interest shall be made in lawful money of the United States of America.

      The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

      This Note is subject to the terms of the Option, dated as of________________________________. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

      The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

      In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

      Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                    ________________________

                                    ________________________